EXHIBIT 10.15
                                                    -------------



                       EMPLOYMENT AGREEMENT


     AGREEMENT, dated as  of February 1,  1992 between COLLINS  &
AIKMAN CORPORATION (the "Company") and ANDREW MAJOR ("Employee").

     WHEREAS, the Company desires to employ Employee and to enter into an agreement embodying the terms of such employment; and

     WHEREAS, Employee desires to a accept such employment and to enter into such agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto hereby agree as follows:

     1.  Term of Employment.  The Company hereby agrees to employ
         ------------------
Employee and Employee hereby accepts employment for a period of three (3) years commencing February 1, 1992 and ending January 31, 1995 subject to the terms and conditions of this Agreement.

     2.  Position  of  Employment.    During  the  term  of  this
         ------------------------
Agreement, Employee shall be the President of the Decorative Fabrics Group of the Company and shall perform such services for the Company and its subsidiaries as may be assigned to him from time to time by the Company's Chief Executive Officer. Employee shall devote his full time and attention to the affairs of the Company and his duties in such positions.

     3.  Salary, Bonus Plan and Shadow Equity.
         ------------------------------------

     3.1 Salary.  The Company shall pay Employee a base salary at
         ------
an annual rate of not less than $290,650 during the term of his employment hereunder. Such amount shall be reviewed by August 1, 1992 and thereafter in August of each year during the term of this Agreement by the Board of Directors of the Company or an appropriate committee thereof (the Company's Board of Directors or such committee being referred to herein as the "Compensation Board") and shall be increased by the Compensation Board in an amount at each review of not less than five percent (5%) of the then base salary.

     3.2  Bonus  Plan.  Employee shall be eligible to participate
          -----------
in the annual  Management Incentive Compensation plan  (the "MIC"
plan) of the Mastercraft Division of the Company for the 1992 fiscal year, in accordance with the applicable provisions of the plan. Employee shall be eligible to participate in a composite of the MIC plans for the Mastercraft and Cavel Divisions of the Company and for Warner Fabrics PLC for the fiscal years 1993 and 1994, in accordance with the applicable provisions of these plans. Employee's composite participation in these three MIC plans for 1993 and 1994 shall be calculated based upon the percentage of the annual sales of each of these three units to the aggregated sales of these units (e.g., If annual sales of the Mastercraft Division for fiscal year 1993 are eighty percent (80%) of the aggregate sales of the three units, Employee's participation in the Mastercraft MIC plan would be calculated at eighty percent (80%) of the level had Employee solely participated in the Mastercraft MIC plan. Further, if Cavel annual sales are fifteen percent (15%) of the aggregate and Warner sales are five percent (5%) for 1993, then Employee's participation in the Cavel and Warner MIC plans would be at fifteen percent (15%) and five percent (5%) respectively of the levels had Employee solely participated in each of these two MIC plans. Therefore, Employee's bonus for the 1993 fiscal year would be the total of these three calculations.).

     3.3 Shadow Equity.   Employee shall retain the  5,261 Equity
         -------------
Shares already issued to Employee in the shadow equity plan (the "Equity Plan") adopted for Collins & Aikman Corporation in accordance with the applicable terms and conditions of the Equity Plan and shall receive an additional 1,000 Equity Shares in the Equity Plan, effective July 29, 1989.

     4.  Benefits.   Employee shall  be entitled  to such  fringe
         --------
benefits and perquisites, and to participate in such pension and benefit plans as are generally made available to executives of the Company and such other fringe benefits as may be determined by the Company during the term hereof, including major medical, and disability insurance, group term life insurance and appropriate annual holidays, sick days and annual vacation time.


     5.  Reimbursement of  Business Expenses.  The  Company shall
         -----------------------------------
reimburse Employee for all travel, entertainment and other business expenses reasonably incurred by Employee in connection with the performance of his duties hereunder, provided that Employee furnishes to the Company adequate records or other evidence respecting such expenditures.

     6.  Termination of Employment.
         -------------------------

     6.1 Voluntary  Termination.    Employees may  terminate  his
         ----------------------
employment with the Company at any time. In the event Employee terminates such employment voluntarily, upon such termination the Company shall pay Employee his unpaid base salary under Section
3.1 accrued to the date on which his employment terminates (the "Termination Date").

     6.2 Involuntary Termination.
         -----------------------

     (a) Employee's employment with the Company shall automatically terminate upon Employee's death or, unless the Board of Directors of the Company in its sole discretion shall otherwise elect, Employee's physical or mental disability for any consecutive six-month period (measured from the first date on which Employee is absent from work due to such disability to the same date in the sixth succeeding calendar month, or, if there is no such date or such date is not a business day, the next succeeding business day). In the event Employee's employment with the Company is terminated due to Employee's death or physical or mental disability, the Company shall pay to Employee or, if applicable, his estate or legal representative his base salary under Section 3.1 accrued to the Termination Date. The amount due to Employee pursuant to this paragraph (a) shall be paid, at the sole election of Employee or, if applicable, his estate or legal representative, at the time of termination, either in a lump sum or in a number of equal annual installments to be specified by Employee or, if applicable, Employee's estate or legal representative at the Termination Date.

     (b) In the event Employee's employment with the Company is involuntarily terminated for any other reason, other than termination for Cause (as hereinafter defined), prior to the expiration of the term of employment then in effect under Section 1, upon such termination the Company shall be obligated to pay Employee an amount equal to his base salary under Section 3.1 for the entire remaining portion of such term of employment then in effect under Section 1, or if longer, for a one year period following the Termination Date. The amount due to Employee pursuant to this paragraph (b) shall be paid, at the sole discretion of the Compensation Board at the Termination Date, either in a lump sum or on a periodic basis in accordance with normal pay practice.

     (c) The Company may at any time without notice terminate Employee's employment with the Company for Cause. In the event Employee's employment with the Company is terminated for Cause, Employee shall receive the same amount that would be payable under Section 6.1 if such termination were voluntary.

     (d) As used herein, the term "Cause" means (i) fraud or misappropriation with respect to the business of the Company or intentional material damage to the property or business of the Company, (ii) willful failure by Employee to perform his duties and responsibilities and to carry out his authority, (iii) willful malfeasance or misfeasance or breach of fiduciary duty or representation to the Company or its stockholder, (iv) willful failure to act in accordance with any specific lawful instructions of a majority of the Board of Directors of the Company, or (v) conviction of Employee of a felony.

     7.  Representations and Covenants of Employee.
         -----------------------------------------

     7.1 Conduct.  Employee will at all times refrain from taking
         -------
any action or making any statements, written or oral, which are intended to and do disparage the goodwill or reputation of the Company or any of its subsidiaries or affiliates or any directors or officers thereof or which could adversely affect the morale of employees of the Company and its subsidiaries.

     7.2 Performance of Duties.
         ---------------------

     (a) In consideration of the payments to be made hereunder, Employee agrees that during the term of his employment under this Agreement, he shall devote substantially his entire business time and attention to the performance of his duties hereunder and shall, serve the Company diligently and to the best of his abilities.

     (b) In consideration of the payments to be made hereunder, Employee agrees that while he is employed hereunder and (i) in the event Employee voluntarily terminates his employment or the Company terminates his employment under Section 6.2(b) or (c) prior to the expiration of the term of employment then in effect under Section 1, for the longer of one year after the Termination Date or until the expiration of such term of employment then in effect, (ii) in the event at the expiration of the term of employment then in effect under Section 1 the Company offers to extend such term by an additional year and Employee does not accept such offer, for one year after the Termination Date, and
(iii) in the event at the expiration of the term of employment then in effect under Section 1 the Company offers to pay Employee his base salary under Section 3.1 for an additional year (whether or not Employee accepts such offer), for one year after such expiration, he shall not engage directly or indirectly in any business activity that is competitive with any business of the Company or any of its subsidiaries. Without limiting the generality of the foregoing, Employee shall not while he is employed hereunder and during any such period thereafter compete with the Company in any way whatsoever. Without limiting the generality of the foregoing, Employee shall not, during such term or for such one-year period, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, shareholder or in any other capacity, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or furnish any capital to, or be connection in any manner with or provide any services as a consultant for any business which competes with the business of the Company or its subsidiaries as it may be conducted from time to time, provided, however, that notwithstanding the foregoing, nothing contained in the Employment Agreement shall be deemed to preclude Employee from owning not more than five percent (5%) of the publicly trade securities of any entity which is in competition with the business of the Company or its subsidiaries.

     (c) Notwithstanding paragraphs (a) and (b) of this Section 7.2, nothing in this Agreement shall prohibit or penalize the ownership by Employee of the shares of a business that are registered under Section 12 of the Securities Exchange Act of 1934 and constitute, together with all such shares owned by any immediate family member or affiliate of, or person acting in concert with, Employee, less than five percent (5%) of the outstanding registered shares of such business.

     7.3 Company Information.  Employee agrees that so long as he
         -------------------
is employed by the Company and following any termination of this employment Employee will keep confidential all confidential information and trade secrets of the Company or any of its subsidiaries or affiliates and will not disclose such information to any person without the prior approval of the Board of Directors of the Company or use such information for any purpose other than in the course of fulfilling his duties of employment with the Company pursuant to this Agreement. It is understood that for purposes of this Agreement the term "confidential information" is to be construed broadly to include all material nonpublic or proprietary information.

     8.  Release.      In  consideration   of   the  compensation
         -------
continuance available in certain events pursuant to this Agreement, Employee unconditionally releases and covenants not to sue the Company and its subsidiaries and affiliates and directors, officers, employees and stockholders thereof, from any and all claims, liabilities and obligations of any nature pertaining to termination of employment other than those explicitly provided for by this Agreement including, without limitation, any claims arising out of alleged legal restrictions on the Company's rights to terminate its employees, such as any implied contract of employment or termination contrary to public policy (including, without limitation, the Age Discrimination in Employment Act).

     9.  Governing  Law.     The  validity,   interpretation  and
         --------------
performance of this Agreement shall be governed by the laws of North Carolina, regardless of the laws that might be applied under applicable principles of conflicts of laws.

    10.  Entire  Agreement  and  Survivorship.    This  Agreement
         ------------------------------------
constitutes the entire agreement and understanding between the parties hereto with respect to the matters referred to herein and supersedes all prior agreements and understandings between the parties hereto with respect to the matters referred to herein. The representations, warranties and covenants of Employee contained in all parts of Section 7, except 7.2(a), and the release contained in Section 8 shall survive expiration, or termination of this Agreement by either party.

    11.  Notice.  Any written notice  required to be given by one
         ------
party to the other party hereunder shall be deemed effective if mailed by certified or registered mail:

     To the Company:     Collins & Aikman Corporation
                         701 McCullough Drive
                         Charlotte, North Carolina  28262
                         Attention:  Harold R. Sunday

     To Employee:        Andrew Major
                         3414 Broomfield Terrace
                         Durham, North Carolina  27705

or such other address as may be stated in notice given under this
Section 11.

    12.  Severability.       The   invalidity,    illegality   or
         ------------
enforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement or such provision in any other jurisdiction, it being the intent of the parties hereto that all rights and obligations of the parties hereto under this Agreement shall be enforceable to the fullest extent permitted by law.

    13.  Successors and Assigns.  This Agreement shall be binding
         ----------------------
upon and inure to the benefit of the parties hereto and their personal representatives, and, in the case of the Company, its successors and assigns, and Section 8 shall also inure to the benefit of the other persons and entities identified therein; provided, however, that Employee shall not, without the prior written consent of the Company, transfer, assign, convey, pledge or encumber this Agreement or any interest under this Agreement. Employees understands that the assignment of this Agreement or any benefits hereof or obligations hereunder by the Company to Collins & Aikman Group, Inc. ("Parent"), Collins & Aikman Holdings Corporation ("Grandparent") or any direct or indirect subsidiary of Grandparent, or to any purchaser of all or a substantial portion of the assets of the Company, and the employment of Employee by Parent, Grandparent, or such subsidiary or by any such purchaser or by any successor of the Company in a merger or consolidation, shall not be deemed a termination of Employee's employment for purposes of Section 6.2 or otherwise.
If any of the Company's obligations under this Agreement are expressly assumed by Parent, Grandparent or any significant subsidiary of Parent or by any purchaser of all or a substantial portion of the assets or stock of the Company, the Company shall be released from such obligations.

    14.  Amendment.   This Agreement  may be amended  or canceled
         ---------
only by an instrument in writing duly executed and delivered by each party to this Agreement.

    15.  Headings.   Headings contained in this Agreement are for
         --------
convenience only and shall not limit this Agreement or affect the interpretation thereof.

    16.  Miscellaneous.   In executing  this Agreement,  Employee
         -------------
has not relied upon any statement, representation or promise, whether written or oral, of the Company or any of its subsidiaries or affiliates, or of any representative or attorney for the Company or any of its subsidiaries or affiliates, except for statements expressly set forth in this Agreement. Each of the parties has read this Agreement and the Equity Plan carefully and knows and understands the contents hereof and thereof, including, without limitation, in the case of Employee the release set forth in Section 8 hereof.

    17.  Effective Date of Agreement.  Employee acknowledges that
         ---------------------------
he was advised that he had a period of twenty-one (21) calendar days in which to consider and execute this Agreement. Employee further acknowledges and understands that he has seven calendar days from the date on which he executes this Agreement to revoke it. Accordingly, this Agreement shall not become effective or enforceable until the revocation period has expired. To the extent that it has not otherwise done so, the Company hereby advises Employee to consult with an attorney prior to executing this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              /s/ Andrew Major
                              -----------------------------------
                              ANDREW MAJOR


                              COLLINS & AIKMAN CORPORATION

                              By: /s/ Thomas E. Hannah
                                  -------------------------------
                                  Thomas E. Hannah,
                                  President and
                                  Chief Executive Officer